Exhibit 99.1

PepsiCo Reports 15% Second Quarter Earnings per Share Growth, Driven by Double-Digit

Division Operating Profit Performance

PURCHASE, N.Y., July 12, 2005 – PepsiCo reported a 15% increase in second-quarter earnings per share to $0.70, fueled by Division operating profit growth of more than 10%.

Net revenues increased 9%, led by double-digit growth at PepsiCo International and Quaker Foods North America and solid performance in North American beverage and snacks units.

Chairman and CEO Steve Reinemund said, “We are very pleased with our performance for the quarter and the first half of the year. Our portfolio of operating businesses delivered another quarter of very strong top line and bottom line results, giving us added confidence in our ability to meet the business and financial objectives we’ve laid out for 2005.”

Summary of PepsiCo Second Quarter 2005 Results
	% Growth Rate
	Quarter Alone	Year to Date
Volume (Servings)	4	4
Revenue	9	8
Division Operating Profit	10	10
Net Income	13	13
Earnings Per Share	15	15

Summary of Division Second Quarter 2005 Results
	% Growth Rate
	FLNA	PBNA	PI	QFNA	Total PepsiCo
Volume	2	(0.5)	3/10[1]	12	3/5[1]
Revenue	6	4	15	16	9
Division Operating Profit	6	4	23	24	10

          ¹Snacks/beverages

Summary of Division Second Quarter 2005 Year-to-Date Results
	% Growth Rate
	FLNA	PBNA	PI	QFNA	Total PepsiCo
Volume	2.5	1	3/9¹	8	3/5¹
Revenue	6	4	14	13	8
Division Operating Profit	6	6	21	20	10

          ¹Snacks/beverages

Frito-Lay North America (FLNA) generated 6% revenue growth with strong performance of Lay’s, Cheetos, Tostitos and Quaker snacks.

Second quarter revenue increased 6% with strong growth in most of the division’s largest brands. Core salty snacks revenue grew 6% on volume growth of almost 3%, led by high single-digit growth in Lay’s, Cheetos and Tostitos brands. Revenues from the division’s other macro snacks products grew mid teens, with double-digit growth in Quaker brand Chewy Granola bars, Fruit and Oatmeal bars, and rice cake products. Revenue growth outpaced volume growth as a result of favorable pricing and mix.

Operating profit grew 6%, in line with revenue growth. Operating margins were constrained by higher labor and benefits costs and increased fuel costs.

PepsiCo Beverages North America (PBNA) grew revenues 4%; volume declined slightly lapping over 7% growth from 2004.

Volumes declined slightly in the second quarter, lapping the strongest quarter from 2004 when volumes increased over 7%. Unfavorable Easter holiday timing had a 50-basis point impact on reported volume growth in the quarter. A carbonated soft drink (CSD) volume decline of 4% was substantially offset by a 5% increase in non-carbonated beverage volume.

Non-carbonated beverage volume growth was fueled by double-digit growth in Aquafina and Propel fitness water and low single-digit growth in Gatorade. Aquafina benefited from lower retail pricing and the introductions of the Aquafina Flavor Splash and Sparkling lines. Tropicana chilled juice volume declined mid single-digits as a result of higher pricing.

Carbonated soft drinks performance reflects a mid single-digit decline in regular CSDs, partially offset by low single-digit growth in diet CSDs.

Net revenue grew 4% reflecting positive mix and pricing, offset partially by a decline in concentrate shipments. Operating profit grew 4%, in line with revenue growth as the impact of higher pricing was partially offset by higher supply chain costs.

PepsiCo International (PI) profits increased 23% on 15% revenue gain.

Snacks volume growth of 3% in the quarter was driven by strong double-digit growth in India, China, Russia, Australia, Saudi Arabia and Turkey. This growth was offset somewhat by mid single-digit volume declines at Walker’s in the UK and Gamesa in Mexico, and a 1% volume decline at Sabritas in Mexico.

Beverage volume growth of 10% was led by double-digit gains in the Middle East, China, Argentina, and Venezuela. These gains were offset somewhat by pricing-related declines in India. Carbonated soft drinks grew at a high single-digit rate, and non-carbonated beverage volume grew at a double-digit rate.

PI Regional Volume Growth Second Quarter 2005
	% Growth Rate
	Snacks		Beverages
	Quarter	Year to Date	Quarter	Year to Date
Latin America	(0.5)	2	7	5
Europe, Middle East and Africa*	9	6	13	12
Asia Pacific**	Flat	Flat	7	10
Total PI	3	3	10	9

        *Snacks growth ex acquisition: 6% for the quarter and 3% year to date

        **Snacks growth ex JV divestiture: 19% for the quarter and year to date

Net revenue grew 15%, driven by the broad-based volume gains and favorable pricing and mix. Foreign currency translation contributed 4 points of net revenue growth, reflecting the favorable euro, Brazilian real, Mexican peso and British pound.

Operating profit grew 23%, driven by volume growth, pricing, mix and 5 points of foreign currency translation benefit.

The combined effect of acquisition and divestiture activities in the quarter had no impact on the Division’s total reported volume growth, contributed one point to revenue growth and contributed two points to operating profit growth.

Quaker Foods North America (QFNA) had broad-based double-digit top line gains leading to 24% operating profit growth.

Double-digit volume growth of Quaker oatmeal, Rice-A-Roni and Pasta-Roni side dishes, and Aunt Jemima syrup and mix led to 12% volume growth and a 16% revenue gain in the quarter.

Operating profit increased 24% reflecting the revenue growth and favorable cost of sales performance, offset somewhat by increased advertising and marketing costs to support new products and core brands.

PBG share sales, share repurchases, and strong equity bottler results contributed to EPS growth.

Earnings per share growth for the quarter was bolstered by a $35 million pre-tax gain recognized on the sale of shares in The Pepsi Bottling Group, a 2% reduction in the number of weighted average shares outstanding, strong equity bottler results and a 25 basis-point reduction in the Company’s effective tax rate.

Management expresses confidence in full year 2005 earnings outlook.

The Company updated its full year earnings outlook, stating it now expects earnings per share for 2005 of $2.56 to $2.59, excluding the impact of the 53rd week (see note under “Miscellaneous Disclosures”, below). Including the impact of the 53rd week, the Company expects earnings per share of $2.60 to $2.63. The Company expects the impact of the 53rd week to increase earnings per share by $0.04 to $0.05.

The Company is evaluating whether to repatriate undistributed international earnings in 2005 under the provisions of the American Jobs Creation Act. The Company believes that the maximum amount that it can repatriate under the Act is $7.5 billion. The Company’s earnings guidance does not include the impact on earnings that would result in the event the Company repatriates cash during the year.

About PepsiCo

PepsiCo is one of the world’s largest food and beverage companies with annual revenues of $29 billion. Its principal businesses include Frito-Lay snacks, Pepsi-Cola beverages, Gatorade sports drinks, Tropicana juices and Quaker foods. Its portfolio includes 16 brands that each generates $1 billion or more in annual retail sales.

Cautionary Statement

This release contains statements concerning PepsiCo’s expectations for future performance. Any such forward-looking statements are inherently speculative and are based on currently available information, operating plans and projections about future events and trends. As such, they are subject to numerous risks and uncertainties. Actual results and performance may be significantly different from expectations. Please see the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K, for a discussion of specific risks that may affect performance.

Miscellaneous Disclosures

Conference Call. At 11 a.m. (Eastern Time) today, the Company will host a conference call with investors to discuss second quarter 2005 results and the outlook for the full year 2005. For details, visit the Company’s site on the Internet at www.pepsico.com.

Reconciliation. In discussing financial results and guidance, the Company may refer to certain non-GAAP measures. A reconciliation of any such non-GAAP measures to reported financial statements can be found under “Press Releases” on the Company’s website at http://www.pepsico.com in the “Investors” section.

Bottler Volume. Volume for products sold by PepsiCo’s bottlers is reported by PepsiCo on a monthly basis, with the second quarter comprising April and May for North America, and March, April and May for PepsiCo International.

53rd Week in 2005. PepsiCo’s fiscal year ends on the last Saturday in December. As a result, most fiscal years contain 52 weeks, and a 53rd week is added every five or six years. For purposes of comparability, the Company provides guidance that excludes the 53rd week. The Company provides guidance that excludes the estimated impact of the 53rd week as management believes it is more indicative of our ongoing performance.

PepsiCo, Inc. and Subsidiaries

Condensed Consolidated Statement of Income

(in millions except per share amounts, unaudited)

	12 Weeks Ended		24 Weeks Ended
	6/11/05	6/12/04	6/11/05	6/12/04

Net Revenue	$7,697	$7,070	$14,282	$13,201

Cost and Expenses
Cost of sales	3,504	3,213	6,522	6,024
Selling, general and administrative expenses	2,600	2,403	4,891	4,564
Amortization of intangible assets	37	33	66	65

Operating Profit	1,556	1,421	2,803	2,548

Bottling Equity Income	156	106	221	145
Interest Expense	(53)	(37)	(103)	(72)
Interest Income	28	12	51	22

Income before Income Taxes	1,687	1,502	2,972	2,643

Provision for Income Taxes	493	443	866	780

Net Income	$1,194	$1,059	$2,106	$1,863

Diluted
Net Income Per Common Share	$0.70	$0.61	$1.23	$1.07
Average Shares Outstanding	1,712	1,743	1,712	1,740

A – 1

PepsiCo, Inc. and Subsidiaries

Supplemental Financial Information

(in millions, unaudited)

	12 Weeks Ended		24 Weeks Ended
	6/11/05	6/12/04	6/11/05	6/12/04
Net Revenue

Frito-Lay North America	$2,373	$2,235	$4,636	$4,379

PepsiCo Beverages North America	2,218	2,134	4,002	3,852

PepsiCo International	2,756	2,398	4,877	4,289

Quaker Foods North America	350	303	767	681

Total Net Revenue	$7,697	$7,070	$14,282	$13,201

Operating Profit

Frito-Lay North America	$ 594	$ 560	$1,133	$1,070

PepsiCo Beverages North America	555	534	970	918

PepsiCo International	452	368	759	625

Quaker Foods North America	113	91	258	214

Division Operating Profit	1,714	1,553	3,120	2,827

Corporate unallocated	(158)	(132)	(317)	(279)

Total Operating Profit	$1,556	$1,421	$2,803	$2,548

A – 2

PepsiCo, Inc. and Subsidiaries

Condensed Consolidated Statement of Cash Flows

(in millions, unaudited)

	24 Weeks Ended
	6/11/05	6/12/04
Operating Activities
Net income	$ 2,106	$ 1,863
Adjustments
Depreciation and amortization	588	568
Stock-based compensation expense	147	175
Cash payments for merger-related costs and other restructuring Charges	(19)	(43)
Bottling equity income, net of dividends	(159)	(117)
Deferred income taxes	(48)	(40)
Net change in operating working capital(a)	(537)	(1,134)
Other, net	285	258
Net Cash Provided by Operating Activities	2,363	1,530

Investing Activities
Snack Ventures Europe (SVE) minority interest acquisition	(750)	–
Capital spending	(478)	(452)
Sales of property, plant and equipment	42	13
Other acquisitions and investments in noncontrolled affiliates	(214)	(27)
Cash proceeds from sale of The Pepsi Bottling Group (PBG) stock	107	–
Divestitures	3	–
Short-term investments, net	(1,162)	(52)
Net Cash Used for Investing Activities	(2,452)	(518)

Financing Activities
Proceeds from issuances of long-term debt	13	499
Payments of long-term debt	(85)	(137)
Short-term borrowings, net	936	211
Cash dividends paid	(774)	(549)
Share repurchases – common	(1,240)	(1,713)
Share repurchases – preferred	(11)	(17)
Proceeds from exercises of stock options	590	725
Net Cash Used for Financing Activities	(571)	(981)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(25)	(11)
Net (Decrease)/Increase in Cash and Cash Equivalents	(685)	20
Cash and Cash Equivalents – Beginning of year	1,280	820
Cash and Cash Equivalents – End of period	$ 595	$ 840

(a) 2004 includes a tax payment of $760 million as a result of our 2003 settlement with the Internal Revenue Service.

A – 3

PepsiCo, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

(in millions)

	6/11/05	12/25/04
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$ 595	$ 1,280
Short-term investments	3,328	2,165
	3,923	3,445

Accounts and notes receivable, net	3,504	2,999
Inventories
Raw materials	749	665
Work-in-process	239	156
Finished goods	834	720
	1,822	1,541

Prepaid expenses and other current assets	661	654
Total Current Assets	9,910	8,639

Property, plant and equipment, net	8,056	8,149
Amortizable intangible assets, net	555	598

Goodwill	3,875	3,909
Other nonamortizable intangible assets	894	933
	4,769	4,842

Investments in noncontrolled affiliates	3,305	3,284
Other assets	3,089	2,475
Total Assets	$29,684	$27,987

Liabilities and Shareholders’ Equity
Current Liabilities
Short-term borrowings obligations	$ 2,000	$ 1,054
Accounts payable and other current liabilities	5,422	5,599
Income taxes payable	546	99
Total Current Liabilities	7,968	6,752

Long-term debt obligations	2,331	2,397
Other liabilities	4,024	4,099
Deferred income taxes	1,171	1,216
Total Liabilities	15,494	14,464

Preferred stock, no par value	41	41
Repurchased preferred stock	(101)	(90)

Common Shareholders’ Equity
Common stock	30	30
Capital in excess of par value	609	618
Retained earnings	20,011	18,730
Accumulated other comprehensive loss	(1,030)	(886)
	19,620	18,492
Less: Repurchased shares	(5,370)	(4,920)
Total Common Shareholders’ Equity	14,250	13,572
Total Liabilities and Shareholders’ Equity	$29,684	$27,987

A – 4

Supplemental Share and Option Data

(in millions of shares, except average share and exercise prices)

	12 Weeks Ended		24 Weeks Ended
	6/11/05	6/12/04	6/11/05	6/12/04
Beginning Net Shares Outstanding	1,677	1,708	1,679	1,705
Options Exercised	10	10	17	25
Shares Repurchased	(14)	(21)	(23)	(33)
Ending Net Shares Outstanding	1,673	1,697	1,673	1,697

Weighted Average Basic	1,676	1,704	1,677	1,706
Dilutive Securities:
Options	32	35	31	30
Restricted Stock Units	2	1	2	1
ESOP Convertible Preferred Stock/Other	2	3	2	3
Weighted Average Diluted	1,712	1,743	1,712	1,740

Average Share Price for the Period	$55.04	$53.89	$54.25	$51.56
Growth Versus Prior Year	2%		5%

Options Outstanding	166	184	172	190
Options in the Money	166	184	166	175
Dilutive Options	32	35	31	30
Dilutive Options as % of Options in the Money	19%	19%	19%	17%

Average Exercise Price of Options in the Money	$41.56	$39.83	$40.94	$38.80

A – 5